Exhibit 1.1

Execution Version

MGM RESORTS INTERNATIONAL

(a Delaware corporation)

$850,000,000 6.125% Senior Notes Due 2029

UNDERWRITING AGREEMENT

Dated: September 3, 2024

TABLE OF CONTENTS

UNDERWRITING AGREEMENT

-i-

MGM RESORTS INTERNATIONAL

(a Delaware corporation)

$850,000,000 6.125% Senior Notes Due 2029

UNDERWRITING AGREEMENT

September 3, 2024

BofA Securities, Inc.

as Representative of the several Underwriters

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

MGM Resorts International, a Delaware corporation (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom BofA is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of $850,000,000 aggregate principal amount of the Company’s 6.125% Senior Notes due 2029 (the “Notes”). The Notes are to be issued pursuant to an indenture to be dated as of April 9, 2024 (the “Base Indenture”) among the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the second supplemental indenture to be dated as of September 17, 2024 (the “Second Supplemental Indenture” and, the Base Indenture as supplemented by the Second Supplemental Indenture, the “Indenture”) among the Company, the Subsidiary Guarantors (as defined below) and the Trustee. The Notes will be unconditionally guaranteed by those certain wholly-owned subsidiaries of the Company identified on the signature pages hereto (the “Subsidiary Guarantors”) which will guarantee, pursuant to guarantees included in the Indenture (the “Subsidiary Guarantees”), the interest and other amounts payable on the Notes. As used herein the term “Securities” shall include the Notes and the Subsidiary Guarantees.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-277326), including a related base prospectus, relating to the registration of debt and common stock of the Company (the “Shelf Securities”), including the Securities, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, including any required information deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) of the 1933 Act Regulations is herein called the “Registration Statement” and the related prospectus covering the Shelf Securities included in the Registration Statement at any given time, including the amendments thereto at such time, is herein called the “Base Prospectus.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”

The Company has prepared, filed and delivered to each Underwriter, copies of a preliminary prospectus supplement dated September 3, 2024 in accordance with the provisions of Rule 430B and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations (together with the Base Prospectus (to the extent not superseded or modified), the “Preliminary Prospectus”), and has provided to each Underwriter the information set forth on Schedule C hereto (the “Pricing Supplement”), each for use by the Underwriters in connection with its solicitation of offers to purchase the Securities. The Preliminary Prospectus and the Pricing Supplement, together with the other Issuer Free Writing Prospectuses (as defined below), if any, identified on Schedule B-2 hereto and any other free writing prospectus (as defined below) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package, are herein referred to as the “Pricing Disclosure Package”. All references herein to the terms “Pricing Disclosure Package” and “Prospectus” (as defined below) shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), prior to the Applicable Time and incorporated by reference in the Pricing Disclosure Package. “Applicable Time” means 4:40 p.m. (New York City time) on the date of this Agreement or such other time as agreed by the Company and the Representative.

Promptly after the Applicable Time, the Company will prepare and deliver to each Underwriter a final prospectus supplement dated the date hereof. The Base Prospectus (to the extent not superseded or modified) together with the final prospectus supplement in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein referred to as the “Prospectus”.

For purposes of this underwriting agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 of the 1933 Act Regulations and “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the 1933 Act Regulations, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the applicable document; and all references herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, any free writing prospectus or the Prospectus shall be deemed to mean and include all information filed under the 1934 Act or the 1934 Act Regulations on or before such time and incorporated by reference therein.

SECTION 1. Representations and Warranties by the Company and Subsidiary Guarantors. The Company and the Subsidiary Guarantors jointly and severally represent and warrant to each Underwriter as of the date hereof, the Applicable Time and as of the Closing Time as follows (references in this Section 1 to the Prospectus shall apply only in the case of representations and warranties made as of the Closing Time):

(a) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act

Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice, including pursuant to Rule 401(g)(2) of the 1933 Act Regulations, objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405.

(b) Registration Statement, Prospectus and Disclosure at Applicable Time. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on February 23, 2024, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Rule 401(g)(2) or Section 8A of the 1933 Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the time the Registration Statement became effective (including without limitation the effective dates of any amendments thereto and each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), as of the Applicable Time and at the Closing Time, the Registration Statement complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Commission promulgated thereunder, and did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and neither the Pricing Disclosure Package, as of the Applicable Time and at the Closing Time, nor the Prospectus nor any amendments or supplements thereto, as of its date, and at the Closing Time, included or will include an untrue statement of a material fact or omit or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall not apply to statements in or omissions from the Registration Statement, Pricing Disclosure Package or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement, Pricing Disclosure Package or Prospectus, as applicable (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 6(f) hereof).

The Preliminary Prospectus and the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto when filed complied when so filed in all material respects with the 1933 Act Regulations, the Prospectus when filed will comply when so filed in all material respects with the 1933 Act Regulations and each such prospectus delivered to the Underwriters for use in connection with this offering was, and the Prospectus when so delivered will be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission (“Regulation S-T”).

Each Issuer Free Writing Prospectus (including any electronic road show), as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 3(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified and each Issuer Free Writing Prospectus, when taken together with the Pricing Disclosure Package, as of the Applicable Time and at the Closing Time, does not include or will not include an untrue statement of a material fact and does not omit or will not omit material factual statements required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 6(f) hereof).

(c) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act. Any non-audit services provided by Deloitte & Touche LLP to the Company or any of the Subsidiary Guarantors have been approved by the Audit Committee (or the Audit Committee Chair) of the Board of Directors of the Company.

(d) Company’s Accounting System. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(e) Financial Statements. The financial statements, together with the related notes, included in the Registration Statement, Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the respective financial positions of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as applicable, said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis; and the supporting schedule included in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as applicable, presents fairly, in all material respects, the information required to be stated therein. The selected historical financial data and summary financial information, if any, included in each of the Prospectus and the Pricing Disclosure Package present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, except as otherwise disclosed. Except as set forth in the Pricing Disclosure Package and the Prospectus, respectively, the historical consolidated financial statements together with the notes thereto forming part of the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the requirements applicable to financial statements of the Company required to be included in registration statements on Form S-3 under the 1933 Act. The statistical and market-related data and forward-looking statements contained in the Pricing Disclosure Package and the Prospectus are based upon good faith estimates and assumptions believed by the Company and the Subsidiary Guarantors to be reasonable at the time made. All disclosures contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the Commission. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f) Compliance with Sarbanes-Oxley. The Company and, to the knowledge of the Company, its officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(g) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(h) Good Standing of the Company and Subsidiary Guarantors. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Each Subsidiary Guarantor is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect, and each has full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Pricing Disclosure Package and the Prospectus; all of the issued and outstanding shares of capital stock or other ownership interests of each of the Subsidiary Guarantors have been duly authorized and are fully paid and nonassessable and, except as otherwise set forth in the Pricing Disclosure Package and the Prospectus (including the equity interests in the Company’s subsidiaries that have been pledged to lenders under the secured indebtedness of the Company or its subsidiaries, as applicable, disclosed in the Pricing Disclosure Package and the Prospectus), such shares or ownership interests held by the Company are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

(i) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and except as disclosed in each of the Pricing Disclosure Package and the Prospectus, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses.

(j) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Pricing Disclosure Package and the Prospectus (except for subsequent issuances or purchases, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee benefit plans, the exercise of convertible securities or the Company’s stock repurchase program referred to in each of the Pricing Disclosure Package and the Prospectus); and the shares of issued and outstanding common stock have been duly authorized and validly issued and are fully paid and non-assessable.

(k) Permits. Except where any such failure to do so would not have a Material Adverse Effect, each of the Company and its subsidiaries has all requisite corporate, limited liability company or partnership power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, including any and all licenses, permits and approvals required under any foreign, federal, state or local law (including the Nevada Gaming Control Act, the New Jersey Casino Control Act, the Michigan Gaming Control and Revenue Act, the Mississippi Gaming Control Act and the rules and regulations thereunder, the New York Racing, Pari-Mutuel Wagering and Breeding Law, the New York State Lottery for Education Law and any similar laws and regulations governing any aspect of legalized gaming in any foreign, federal, state or local jurisdiction (collectively, the “Gaming Laws”)), to own, lease and license its assets and properties and to conduct its business, but only to the extent the same are currently conducted and operated as described in each of the Pricing Disclosure Package and the Prospectus. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of their respective obligations with respect to such authorizations, approvals, consents, orders, licenses, certificates and permits, and neither the Company nor any subsidiary is in violation of any term or provision of any such authorizations, approvals, consents, orders, licenses, certificates or permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder thereof. To the knowledge of the Company and its subsidiaries, no (A) governmental or regulatory body is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such authorizations, approvals, consents, orders, licenses, certificates or permits of the Company or any of its subsidiaries (other than immaterial modifications, limitations and conditions arising in connection with licensing or as otherwise disclosed in the Pricing Disclosure Package and the Prospectus) and (B) governmental or regulatory bodies are actively investigating the Company or any of its subsidiaries or related parties (other than normal oversight reviews by such bodies incident to the licensure, gaming activities and casino management activities of the Company and its subsidiaries).

(l) Non-Contravention. Neither the Company nor any Subsidiary Guarantor is (i) in violation of its charter, bylaws, partnership agreement or limited liability company agreement, as applicable, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Subsidiary Guarantor is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary Guarantor is subject except in the case of clause (ii) for any violation or default which, individually or in the aggregate, would not have a Material Adverse Effect; and the execution, delivery and performance by the Company and each of the Subsidiary Guarantors of this Agreement, the Indenture, the Notes and the Subsidiary Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Company and the Subsidiary Guarantors with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of (other than as expressly contemplated thereby) any lien, charge or encumbrance (in each case, other than Liens permitted under the Indenture) upon any property or assets of the Company or any Subsidiary Guarantor pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or Subsidiary Guarantor is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary Guarantor is subject, except for such conflicts, breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the charter, bylaws, partnership agreement or limited liability company agreement, as applicable, of the Company or any Subsidiary Guarantor or (ii) any applicable law, administrative regulation or administrative or court decree, except in the case of clause (ii) for any violation that would not have a Material Adverse Effect.

(m) Absence of Labor Dispute. Except as disclosed in each of the Pricing Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of its or any of its subsidiaries’ principal suppliers, manufacturers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect. None of the Company or its Subsidiary Guarantors has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (ii) any applicable wage or hour laws or (iii) any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder (“ERISA”), which in any such event could be reasonably expected to have a Material Adverse Effect.

(n) ERISA Compliance. The Company and its Subsidiary Guarantors and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company or any of its Subsidiary Guarantors are in compliance with ERISA, except where failure to comply could not reasonably be expected to have a Material Adverse Effect.

(o) Absence of Proceedings. There is no action, suit or proceeding, before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company and the Subsidiary Guarantors, threatened, against or affecting the Company or any of its subsidiaries which has not been disclosed in each of the Pricing Disclosure Package and the Prospectus and could reasonably be expected to result in a Material Adverse Effect, could reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries considered as one enterprise or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in each of the Pricing Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, considered in the aggregate, if adversely determined reasonably be expected to result in a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement or otherwise included by the 1933 Act or the 1933 Act Regulations which have not been filed or included in each of the Pricing Disclosure Package and the Prospectus, which could, through breach, termination or by execution of their terms, reasonably be expected to result in a Material Adverse Effect.

(p) Possession of Intellectual Property. The Company and its subsidiaries own, have incidental rights to or possess the right to use to the extent necessary in their businesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “proprietary rights”) presently employed by them in connection with the business now operated by them, except where the failure to own or possess or have the ability to acquire such intellectual property would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any proprietary rights, or of any facts which would render any proprietary rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(q) Title to Properties. Except as disclosed in each of the Pricing Disclosure Package and the Prospectus (including liens granted in favor of lenders under the secured indebtedness of the Company or its subsidiaries, as applicable, disclosed in the Pricing Disclosure Package and the Prospectus), each of the Company and its subsidiaries has good title to all the properties and assets reflected as owned on the consolidated balance sheets contained in the financial statements referred to in Section 1(e) hereof or elsewhere in each of the Pricing Disclosure Package and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of the Company and its subsidiaries considered as one enterprise and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary, where such interference would materially and adversely affect the Company and its subsidiaries considered as one enterprise. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary, except where such interference would not materially and adversely affect the Company and its subsidiaries considered as one enterprise.

(r) Compliance with Hazardous Materials Laws. To the knowledge of the Company, no condition exists that violates any Hazardous Material Law applicable to any of the real property of the Company, except for such violations that would not result in a Material Adverse Effect. For purposes hereof, a “Hazardous Material Law” shall mean a law, rule or regulation governing the treatment, transportation or disposal of substances defined as “hazardous substances” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., or as “hazardous”, “toxic” or “pollutant” substances or as “solid waste” pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or as “friable asbestos” pursuant to the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.

(s) No Authorization. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Notes or the execution of the Subsidiary Guarantees, other than as required under Gaming Laws and which have been obtained, except to the extent disclosed in each of the Pricing Disclosure Package and the Prospectus with respect to the receipt of (i) the New Jersey Approval (as defined herein) relating to MDDC (as defined herein), upon which the issuance of the Subsidiary Guarantee of MDDHC (as defined herein) is conditioned and (ii) the New York Approval (as defined herein) relating to the MGM Yonkers Subsidiary (as defined herein), and except such as may be required under state securities laws.

(t) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

(u) Authorization of the Indenture and the Supplemental Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939 (“Trust Indenture Act”). Each of the Base Indenture and the Second Supplemental Indenture (including the Subsidiary Guarantees provided for therein) has been duly authorized by the Company and the Subsidiary Guarantors and (I) the Base Indenture has been duly executed and delivered and (II) at the Closing Time, the Second Supplemental Indenture will have been duly executed and delivered, in each case, by the Company and the Subsidiary Guarantors and the Base Indenture constitutes, and at the Closing Time, the Second Supplemental Indenture will constitute, a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against them in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) with respect to rights of indemnification or contribution, federal or state securities laws or principles of public policy.

(v) Authorization of the Securities. The Notes and the Subsidiary Guarantees have been duly authorized by the Company and the Subsidiary Guarantors, respectively, and, at the Closing Time, will have been duly executed by the Company and the Subsidiary Guarantors, respectively, and, when authenticated, issued, executed and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against them in accordance with their terms, except in each case as the enforcement thereof may be limited (i) by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally, (ii) by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) with respect to rights of indemnification or contribution, federal or state securities laws or principles of public policy.

(w) Authority of the Company. The Company has all requisite corporate power and authority to enter into this Agreement, the Indenture and the Notes and to carry out the provisions and conditions hereof and thereof.

(x) Authority of the Subsidiary Guarantors. Each Subsidiary Guarantor has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and the Indenture (including the Guarantees provided for therein) and to carry out the provisions and conditions hereof and thereof.

(y) Description of Certain Operative Agreements. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in each of the Pricing Disclosure Package and the Prospectus.

(z) Senior Indebtedness. The Securities constitute “senior indebtedness” as such term is defined in any indenture or agreements governing any outstanding subordinated indebtedness of the Company.

(aa) Incorporated Documents. The documents filed or to be filed pursuant to the 1934 Act or the 1934 Act Regulations and incorporated or deemed to be incorporated by reference in each of the Pricing Disclosure Package and the Prospectus at the time they were filed, or hereafter are filed, with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(bb) Investment Company Act. Neither the Company nor any Subsidiary Guarantor is nor upon the issuance and sale of the Notes and the issuance of the Guarantees as herein contemplated and the application of the net proceeds therefrom as described in each of the Pricing Disclosure Package and the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(cc) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(dd) Regulations T, U, X. Neither the Company nor any subsidiary nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ee) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(ff) Insurance. Each of the Company and its subsidiaries maintains insurance with carriers against such risks and in such amounts with such deductibles determined to be prudent in the reasonable judgment of the Company and consistent with the past practices of the Company. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(gg) Tax Law Compliance. Each of the Company and the Subsidiary Guarantors have filed all federal, and all state and foreign tax returns required to filed by it and has paid all taxes (including in its capacity as withholding agent) required to be paid by it and, if due and payable, any material related or similar assessment, fine or penalty levied against any of them except as in each case would not individually and in the aggregate cause a Material Adverse Effect, or as may be being contested in good faith and by appropriate proceedings if adequate reserves have been made for such taxes and any related assessment, fine or penalty in accordance with GAAP. The Company has made adequate charges, accruals and reserves pursuant to the Financial Accounting Standards Board ASC 740 in the applicable financial statements referred to in Section 1(e) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(hh) Solvency. Giving effect to the sale and issuance of the Securities, at the Closing Time, the Company and its subsidiaries, considered as a single integrated financial enterprise, are Solvent. As used herein, the term “Solvent” means, as to any person, that (a) the sum of the assets of such person, both at a fair valuation and at a present fair saleable value, exceeds its liabilities, including its probable liability in respect of contingent liabilities, (b) such person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature.

(ii) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Subsidiary Guarantors, any director, officer, employee or agent of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law, the violation of which would be of the character necessary to be disclosed in each of the Pricing Disclosure Package and the Prospectus in order to make the statements therein not misleading.

(jj) No Conflict with Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act (31 U.S.C. 1051 et seq.), as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001 (Public Law 107-56), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s and the Subsidiary Guarantors’ knowledge, threatened, the adverse determination of which would be of the character necessary to be disclosed in each of the Pricing Disclosure Package and the Prospectus in order to make the statements therein not misleading.

(kk) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Subsidiary Guarantors, any director, officer, agent or employee of the Company or any of its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council or other applicable sanctions authority having jurisdiction over the Company (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the target of comprehensive Sanctions (as of the date hereof, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”)); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing the activities of any person currently the subject of any Sanctions administered by OFAC, the United Nations Security Council or other applicable sanctions authority having jurisdiction over the Company, (ii) to fund or facilitate activities of a business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not engaged in and are not now engaged in any dealings or transactions with any person that, to the knowledge of the Company, at the time of the dealing or transaction, was the subject or the target of Sanctions, or with any country or territory that, at the time of the dealing or transaction, was or is a Sanctioned Country.

(ll) Issuer Free Writing Prospectus. The Company and its agents and representatives have not prepared, made, used, authorized, approved or distributed any Issuer Free Writing Prospectus other than any electronic road show or other written communications, in each case used in accordance with Section 3(l) hereof. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Pricing Disclosure Package, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Representative expressly for use in any Issuer Free Writing Prospectus (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described in Section 6(f)).

(mm) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Subsidiary Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or other applicable anti-bribery statute, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or other applicable anti-bribery statute the violation of which would be of the character necessary to be disclosed in each of the Pricing Disclosure Package and the Prospectus in order to make the statements therein not misleading; and the Company, its subsidiaries and, to the knowledge of the Company and the Subsidiary Guarantors, its controlled affiliates, have conducted their businesses in compliance in all material respects with the FCPA and other applicable anti-bribery statutes and have instituted, enforce and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(nn) Cyber Security; Data Protection. (A) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are (i) adequate for, and operate and perform as required in connection with the operation of the business of the Company and the subsidiaries as currently conducted, and (ii) to the knowledge of the Company, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (B) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and except for those that have been remedied or are expected to be remedied without material cost or liability, nor any material incidents under internal review or investigations relating to the same; and (C) except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B-1, the aggregate principal amount of the Notes set forth in Schedule A opposite the name of such Underwriter plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, and the Subsidiary Guarantors agree to execute and deliver the Indenture containing the Subsidiary Guarantees of such Notes.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the office of Cahill, Gordon & Reindel LLP or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York time) on September 17, 2024 (unless postponed in accordance with the provisions of Section 9), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer to an account or sub-account designated by the Company prior to the Closing Time, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities, to be purchased by them. It is understood that each Underwriter has authorized the Representative, for their respective accounts, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, which it has agreed to purchase. BofA, individually and not as representative of the Underwriters, may make payment of the purchase price for the Securities, to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Denominations; Registration. Global certificates representing the Notes, shall be delivered to DTC. Interests in the Notes will be represented by book entries on the records of DTC as the Representative may request not less than two full business days in advance of the Closing Time. The Company agrees to have the global certificates, if any, available for inspection by the Representative in New York, New York, not later than 4:00 P.M. (New York time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company and the Subsidiary Guarantors.

The Company and each of the Subsidiary Guarantors, jointly and severally, covenant with each Underwriter as follows:

(a) Effectiveness. The Company will comply with the requirements of Rule 430B, including without limitation filing a prospectus including the information omitted from the Preliminary Prospectus in reliance on paragraph (a) or (b) of Rule 430B (“Rule 430B Information”), and will notify the Representative immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement and any amendment thereto, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities and (vi) if the

Company receives any notice, including pursuant to Rule 401(g)(2) of the 1933 Act Regulations, objecting to the use of the automatic shelf registration statement form. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(b) Amendments. The Company will give the Representative prompt notice of its intention to file or prepare any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such Prospectus to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statement. The Company will deliver to the Representative as many signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) as the Representative may reasonably request and will also deliver to the Representative a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Prospectus; Delivery of Prospectus. As promptly as practicable following the Applicable Time and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Underwriters the Prospectus, which shall consist of the Preliminary Prospectus as modified only by the information contained in the Pricing Supplement. The Company will, during the period prior to the completion of the resale of the Securities by the Underwriters, furnish to each Underwriter, without charge, such number of copies of the Pricing Disclosure Package and the Prospectus and any amendments and supplements thereto and documents incorporated by reference therein as such Underwriter may reasonably request. Before using or distributing any Issuer Free Writing Prospectus, the Company will furnish to the Representative a copy of such written communication for review and will not use or distribute any such written communication to which the Representative reasonably objects. In addition, the Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Notice and Effect of Material Events. The Company will immediately notify the Representative and confirm such notice in writing, if prior to the completion of the placement of the Securities by the Underwriters as evidenced by a notice from the Representative to the Company, any material changes in or affecting the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Pricing Disclosure Package or the Prospectus false or misleading in any material respect or (ii) if not disclosed in the Pricing Disclosure Package or the Prospectus would constitute a material omission therefrom. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time prior to the Closing Date, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Company, its counsel, the Representative or counsel for the Underwriters, to amend the Pricing Disclosure Package in order that the Pricing Disclosure Package will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Pricing Disclosure Package in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Pricing Disclosure Package comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Company, its counsel, the Representative or counsel for the Underwriters, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, such new registration statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any prospectus supplement relating to the Securities or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and, subject to Sections 3(j) and 3(k), will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Qualification of Securities for Offer and Sale. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the Applicable Time.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes in conformity with the uses set forth in each of the Pricing Disclosure Package and the Prospectus.

(h) Reporting Requirements. The Company, prior to the completion of the placement of the Securities by the Underwriters with the purchasers, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement as defined in Rule 158 for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Rating of Securities. The Company shall take all reasonable action necessary to enable S&P Global Ratings (“S&P”) and Moody’s Investors Service Inc. (“Moody’s”) to provide their respective credit ratings of the Notes.

(j) [Reserved].

(k) New Jersey Approval. From and after the date of this Agreement, the Company and Marina District Development Company, LLC, a New Jersey limited liability company (“MDDC”), shall use their commercially reasonable efforts to, as promptly as reasonably practicable, apply for and obtain the approval of the New Jersey Division of Gaming Enforcement for MDDC to become a Subsidiary Guarantor and guarantee the Notes (the “New Jersey Approval”). Upon receipt of the New Jersey Approval in respect of MDDC, the Company and Marina District Development Holding Co., LLC (“MDDHC”) shall also take the actions required to become a Subsidiary Guarantor and guarantee the Notes pursuant to the Indenture.

(l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Underwriters and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(m) [Reserved].

(n) Clear Market. Without the prior written consent of the Representative, the Company and its subsidiaries (excluding MGM China Holdings Limited and any of its subsidiaries) will not, during the period starting on the date hereof and ending on the Closing Time, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any debt securities of the Company or any subsidiary similar to the notes or securities exchangeable or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement).

(o) New York Approval. From and after the date of this Agreement, the Company and MGM Yonkers, Inc., a New York corporation (the “MGM Yonkers Subsidiary”), shall use their commercially reasonable efforts to, as promptly as reasonably practicable, apply for and obtain the approval of the New York State Gaming Commission to become a Subsidiary Guarantor and guarantee the Notes (the “New York Approval”). Upon receipt of the New York Approval in respect of MGM Yonkers Subsidiary, the Company shall also take the actions required to become a Subsidiary Guarantor and guarantee the Notes pursuant to the Indenture.

The Representative on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Subsidiary Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement, the Pricing Disclosure Package and the Prospectus (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery of this Agreement and the Indenture, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky Survey, if any (such expenses, fees and disbursements pursuant to this clause (v) not to exceed $5,000 in the aggregate), (vi) the printing and delivery to the Underwriters of copies of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto and of each amendment thereto, (vii) the printing and delivery to the Underwriters of copies of a Blue Sky Survey, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (ix) any fees payable in connection with the rating of the Notes, (x) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters and (xi) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Subsidiary Guarantors in connection with approval of the Securities by DTC for book-entry transfer, and the performance by the Company and the Subsidiary Guarantors of their respective other obligations under this Agreement.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5(h) or Section 8(a) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Subsidiary Guarantors herein contained, to the performance by the Company and the Subsidiary Guarantors of their obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission or pursuant to Rule 401(g)(2) or Section 8A under the 1933 Act, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the

Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinions of Counsel. At the Closing Time, the Underwriters shall have received:

(1) The favorable opinion, dated as of the Closing Time, of Milbank LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit A hereto.

(2) The favorable opinion, dated as of the Closing Time, of Butler Snow LLP, Nevada counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit B hereto.

(3) The favorable opinion, dated as of the Closing Time, of Fox Rothschild LLP, New Jersey counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit C hereto.

(4) The favorable opinion of Dickinson Wright PLLC, Michigan counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit D hereto.

(5) The favorable opinion of Butler Snow LLP, Mississippi counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit E hereto.

(6) The favorable opinion of Ice Miller LLP, Ohio counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit F hereto.

(7) The favorable opinion, dated as of the Closing Time, of Cahill Gordon & Reindel LLP, counsel for the Underwriters, and covering the matters described in Exhibit G hereto.

In giving their opinions required by subsections (b)(1) and (b)(7), respectively, of this Section, Milbank LLP and Cahill Gordon & Reindel LLP shall each additionally state that nothing has come to their attention that would lead them to believe that (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein and that part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility and Qualification under the 1939 Act (Form T-1), as to which counsel need make no statement) (i) the Registration Statement, at the time it became effective (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or as of the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Officers’ Certificate. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the president or a vice president of the Company and of the secretary or the assistant secretary of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof were true and correct at the Applicable Time and are true and correct on and as of the Closing Time with the same force and effect as though expressly made at and as of the Closing Time, (iii) except to the extent disclosed in each of the Pricing Disclosure Package and the Prospectus with respect to the New Jersey Approval relating to MDDC (and MDDHC in connection therewith) and the New York Approval relating to the MGM Yonkers Subsidiary, all authorizations, approval or consents under the Gaming Laws necessary in connection with the offering, issuance and sale of the Notes and the execution of the Subsidiary Guarantees have been obtained, (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (v) no stop order suspending the effectiveness of the Registration Statement or notice under Rule 401(g)(2) that would prevent its use has been issued and no proceedings for that purpose or pursuant to Section 8A under the 1933 Act have been initiated or threatened by the Commission.

(d) Accountants’ Comfort Letter. The Underwriters shall have received from Deloitte & Touche LLP, independent public accountants, a letter dated the date hereof, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Preliminary Prospectus and the Pricing Supplement.

(e) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Deloitte & Touche LLP, independent public accountants, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that (i) procedures shall be brought down to a date not more than five days prior to the Closing Time and (ii) it shall cover the financial information in the Prospectus and any amendment or supplement thereto (and shall make the statements made in the letter furnished pursuant to subsection (c) of this Section with respect to any such amendment or supplement (including any periodic or current report filed with the Commission after the date hereof and prior to the Closing Time)).

(f) Maintenance of Rating. As of the Closing Time, the corporate family rating of the Company by Moody’s and the corporate credit rating of the Company by S&P shall be at least Caa1 and CCC+. In addition, as of the Closing Time, the Company shall have delivered to the Representative a letter, dated as of the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Company has such ratings; and, subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have occurred a downgrading in the rating assigned to any of the Company’s other debt securities by any nationally recognized securities rating agency.

(g) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(h) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Sections 4, 6 and 8 hereof.

(i) Mississippi Gaming Commission Shelf Approval. The Mississippi Gaming Commission shall not have suspended, withdrawn, issued an interlocutory stop order or otherwise terminated (i) the three-year exemption effective June 23, 2024 with respect to the Company and certain of its subsidiaries from the requirement to obtain prior approval of continuous public offerings and/or private placements and (ii) the three-year approval effective June 23, 2024 permitting encumbrance of the equity securities of the Company or its subsidiaries.

(j) Nevada Gaming Commission Shelf Approval. Neither the Nevada Gaming Commission nor the Nevada State Gaming Control Board shall have suspended, withdrawn, issued an interlocutory stop order or otherwise terminated the three-year approval granted on July 27, 2023 allowing for continuous or delayed public offerings by the Company and Mandalay Resort Group or any of their affiliated companies, wholly-owned by any of them, which is or would become a publicly traded company as a result of such offering and the related approvals to place restrictions upon the transfer of the equity securities of the Company’s affiliates (including the its subsidiaries).

(k) FINRA. There shall have been no Financial Industry Regulatory Authority (“FINRA”) objection to the underwriting and other terms and arrangements related to the offering of the Securities.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Underwriter, (ii) each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and (iii) the respective officers, directors, partners, employees, representatives, affiliates and agents of any Underwriter or person referenced in clause (ii) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, which expenses shall be paid as incurred) arising out of or based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof (including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C of the 1933 Act Regulations) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (y) or any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus (including the Preliminary Prospectus), the Pricing Disclosure Package or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case, insofar as such losses, claims, damages or liabilities arise out of or based upon any such untrue statement or omission or alleged untrue statement or omission in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described in Section 6(f)).

(b) Indemnification of Company and the Subsidiary Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, its directors, its officers who signed the Registration Statement and each Subsidiary Guarantor and each of the Subsidiary Guarantor’s directors and officers who signed the Registration Statement, (ii) each person, if any, who controls the Company and any Subsidiary Guarantor within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and (iii) the respective officers, directors, partners, employees, representatives, affiliates and agents of the Company, any Subsidiary Guarantor or person referenced in clause (ii) to the same extent as the foregoing indemnity in Section 6(a) from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus (including the Preliminary Prospectus), the Pricing Disclosure Package or the Prospectus or any amendments or supplements thereto (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 6(f)).

(c) Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b), such person (the “Indemnified Party”) shall promptly notify the person from whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability under Section 6(a) or 6(b) to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement) and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or different legal defenses available to them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 6(a) above, and by the Company, in the case of parties indemnified pursuant to Section 6(b) above. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the first and second sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d) Contribution. To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnified Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities, or (ii) if the allocation provided by Section 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 6(d)(i) above but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts or commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Price to Public of the Notes. The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

(e) The Company, the Subsidiary Guarantors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discounts or commissions applicable to the Notes underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not liable for any such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity. The obligations of the Underwriters to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder, and not joint.

(f) It is understood and agreed that the only information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: paragraph three (first sentence only), paragraph eight (third sentence only) and paragraph nine (first, second and third sentences only) under the caption “Underwriting”.

SECTION 7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements, including indemnity and contribution provisions, contained in this Agreement, or contained in certificates of officers of the Company and the Subsidiary Guarantors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive the termination of this Agreement and the delivery of the Securities to the Underwriters.

SECTION 8. Termination of Agreement.

(a) Termination; General. This Agreement shall be subject to termination by notice given by the Representative to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Time (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, NYSE Amex Equities or the FINRA, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Representative, is material and adverse or (v) there has been, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the Pricing Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (b) in the case of any of the events specified in Sections 8(a)(i) through 8(a)(v), such event, singly or together with any other such event, makes it, in the sole judgment of the Representative, impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Section 6 shall remain in effect.

SECTION 9. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 48-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the Notes, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section.

SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative c/o BofA Securities, Inc., 1540 Broadway, 26th Floor, New York, NY 10036, Attention: High Yield Legal Department with a copy at the same address to: BofA_HY_Legal_Notices@bofa.com, and with a copy to Cahill Gordon & Reindel LLP, 32 Old Slip, New York, NY 10005, attention of James J. Clark, and notices to the Company shall be directed to it at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, attention of John M. McManus, Executive Vice President, General Counsel and Secretary, with a copy to Milbank LLP, 55 Hudson Yards, New York, NY 10001, attention of Rod Miller.

SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. Governing Law and Time; Consent to Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time unless otherwise expressly provided herein. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 13. Effect of Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 14. No Fiduciary Responsibility. Each of the Company and the Subsidiary Guarantors acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement (collectively, the “Transactions”), the Company and the Subsidiary Guarantors and each Underwriter and any affiliate through which it may be acting (each, a “Transaction Affiliate”) have an arm’s length business relationship that creates no fiduciary duty on the part of each Underwriter or any Transaction Affiliate and each expressly disclaims any fiduciary relationship with respect to any and all aspects of the Transactions.

SECTION 15. Waiver of Jury Trial. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. Entire Agreement; Counterparts. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties hereto with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (which delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be effective as delivery of a manually executed counterpart thereof), each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

SECTION 17. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of the Underwriters’ respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

MGM RESORTS INTERNATIONAL

By:	/s/ Jessica Cunningham
Name: Jessica Cunningham
Title: Assistant Secretary

[Signature Page to Underwriting Agreement (Issuer)]

1.	550 LEASING COMPANY II, LLC, a Nevada limited liability company
2.	AC HOLDING CORP., a Nevada corporation
3.	AC HOLDING CORP. II, a Nevada corporation
4.	ARENA LAND HOLDINGS, LLC, a Nevada limited liability company
5.	ARIA RESORT & CASINO HOLDINGS, LLC, a Nevada limited liability company

By: Project CC, LLC
Its: Managing Member

6.	ARIA RESORT & CASINO, LLC, a Nevada limited liability company
7.	BEAU RIVAGE RESORTS, LLC, a Mississippi limited liability company
8.	BELLAGIO, LLC, a Nevada limited liability company
9.	CEDAR DOWNS OTB, LLC, an Ohio limited liability company
10.	CIRCUS CIRCUS CASINOS, INC., a Nevada corporation
11.	CIRCUS CIRCUS HOLDINGS, INC., a Nevada corporation
12.	CITYCENTER BOUTIQUE HOTEL HOLDINGS, LLC, a Nevada limited liability company

By: Project CC, LLC
Its: Managing Member

13.	CITYCENTER BOUTIQUE RESIDENTIAL DEVELOPMENT, LLC, a Nevada limited liability company

By: Project CC, LLC
Its: Managing Member

14.	CITYCENTER FACILITIES MANAGEMENT, LLC, a Nevada limited liability company
15.	CITYCENTER HARMON DEVELOPMENT, LLC, a Nevada limited liability company

By: Project CC, LLC
Its: Managing Member

16.	CITYCENTER HARMON HOTEL HOLDINGS, LLC, a Nevada limited liability company

By: Project CC, LLC
Its: Managing Member

17.	CITYCENTER HOLDINGS, LLC, a Delaware limited liability company

By: Project CC, LLC
Its: Managing Member

18.	CITYCENTER LAND, LLC, a Nevada limited liability company

By: Project CC, LLC
Its: Managing Member

19.	CITYCENTER REALTY CORPORATION, a Nevada corporation
20.	CITYCENTER RETAIL HOLDINGS, LLC, a Nevada limited liability company
By: Project CC, LLC

Its: Managing Member

21.	CITYCENTER RETAIL HOLDINGS MANAGEMENT, LLC, a Nevada limited liability company
22.	CITYCENTER VDARA DEVELOPMENT, LLC, a Nevada limited liability company

By: Project CC, LLC
Its: Managing Member

[Signature Page to Underwriting Agreement (Guarantors)]

23.	CITYCENTER VEER TOWERS DEVELOPMENT, LLC, a Nevada limited liability company

By: Project CC, LLC
Its: Managing Member

24.	DESTRON, INC., a Nevada corporation
25.	GRAND GARDEN ARENA MANAGEMENT, LLC, a Nevada limited liability company
26.	GRAND LAUNDRY, INC., a Nevada corporation
27.	LAS VEGAS ARENA MANAGEMENT, LLC, a Nevada limited liability company
28.	LV CONCRETE CORP., a Nevada corporation
29.	MAC, CORP., a New Jersey corporation
30.	MANDALAY BAY, LLC, a Nevada limited liability company
31.	MANDALAY EMPLOYMENT, LLC, a Nevada limited liability company

By: Mandalay Resort Group, LLC
Its: Member

32.	MANDALAY PLACE, LLC, a Nevada limited liability company
33.	MANDALAY RESORT GROUP, LLC, a Nevada limited liability company
34.	MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company
35.	MARINA DISTRICT DEVELOPMENT HOLDING CO., LLC, a New Jersey limited liability company

By: MAC, Corp.
Its: Managing Member

36.	METROPOLITAN MARKETING, LLC, a Nevada limited liability company
37.	MGM CC, LLC, a Nevada limited liability company
38.	MGM CC HOLDINGS, INC., a Nevada corporation
39.	MGM DEV, LLC, a Delaware limited liability company
40.	MGM DETROIT HOLDINGS, LLC, a Delaware limited liability company
41.	MGM GRAND HOTEL, LLC, a Nevada limited liability company
42.	MGM HOSPITALITY, LLC, a Nevada limited liability company
43.	MGM INTERNATIONAL, LLC, a Nevada limited liability company
44.	MGM LESSEE, LLC, a Delaware limited liability company
45.	MGM LESSEE II, LLC, a Delaware limited liability company
46.	MGM LESSEE III, LLC, a Delaware limited liability company
47.	MGM MA SUB, LLC, a Massachusetts limited liability company
48.	MGM PUBLIC POLICY, LLC, a Nevada limited liability company
49.	MGM RESORTS ADVERTISING, INC., a Nevada corporation
50.	MGM RESORTS ARENA HOLDINGS, LLC, a Nevada limited liability company
51.	MGM RESORTS AVIATION CORP., a Nevada corporation
52.	MGM RESORTS CORPORATE SERVICES, a Nevada corporation
53.	MGM RESORTS DESIGN & DEVELOPMENT, a Nevada corporation
54.	MGM RESORTS DEVELOPMENT, LLC, a Nevada limited liability company
55.	MGM RESORTS FESTIVAL GROUNDS, LLC, a Nevada limited liability company
56.	MGM RESORTS FESTIVAL GROUNDS II, LLC, a Nevada limited liability company
57.	MGM RESORTS GLOBAL DEVELOPMENT, LLC, a Nevada limited liability company
58.	MGM RESORTS INTERACTIVE, LLC, a Nevada limited liability company
59.	MGM RESORTS INTERNATIONAL MARKETING, INC., a Nevada corporation
60.	MGM RESORTS INTERNATIONAL OPERATIONS, INC., a Nevada corporation
61.	MGM RESORTS LAND HOLDINGS, LLC, a Nevada limited liability company
62.	MGM RESORTS LAND HOLDINGS II, LLC, a Nevada limited liability company

[Signature Page to Underwriting Agreement (Guarantors)]

63.	MGM RESORTS MANUFACTURING CORP., a Nevada corporation
64.	MGM RESORTS REGIONAL OPERATIONS, LLC, a Nevada limited liability company
65.	MGM RESORTS RETAIL, a Nevada corporation
66.	MGM RESORTS SATELLITE, LLC, a Nevada limited liability company
67.	MGM RESORTS SUB 1, LLC, a Nevada limited liability company
68.	MGM RESORTS SUB B, LLC, a Nevada limited liability company
69.	MGM RESORTS VENUE MANAGEMENT, LLC, a Nevada limited liability company
70.	MGM YONKERS, INC., a New York corporation
71.	MH, INC., a Nevada corporation
72.	MIRAGE LAUNDRY SERVICES CORP., a Nevada corporation
73.	MIRAGE RESORTS, LLC, a Nevada limited liability company

By: MGM Resorts International
Its: Managing Member

74.	MMNY LAND COMPANY, INC., a New York corporation
75.	NEVADA PROPERTY 1 LLC, a Delaware limited liability company
76.	NEVADA RESTAURANT VENTURE 1 LLC, a Delaware limited liability company
77.	NEVADA RETAIL VENTURE 1 LLC, a Delaware limited liability company
78.	NEW CASTLE, LLC, a Nevada limited liability company
79.	NEW YORK—NEW YORK HOTEL & CASINO, LLC, a Nevada limited liability company
80.	NEW YORK-NEW YORK TOWER, LLC, a Nevada limited liability company
81.	NORTHFIELD PARK ASSOCIATES LLC, an Ohio limited liability company
82.	NP1 PEGASUS LLC, a Delaware limited liability company
83.	PARK DISTRICT HOLDINGS, LLC, a Nevada limited liability company
84.	PARK MGM, LLC, a Nevada limited liability company
85.	PARK THEATER, LLC, a Nevada limited liability company
86.	PRMA, LLC, a Nevada limited liability company
87.	PRMA LAND DEVELOPMENT COMPANY, a Nevada corporation
88.	PROJECT CC, LLC, a Nevada limited liability company
89.	RAMPARTS, LLC, a Nevada limited liability company
90.	SIGNATURE TOWER I, LLC, a Nevada limited liability company
91.	SIGNATURE TOWER 2 LLC, a Nevada limited liability company
92.	SIGNATURE TOWER 3, LLC, a Nevada limited liability company
93.	THE SIGNATURE CONDOMINIUMS, LLC, a Nevada limited liability company
94.	TOWER B, LLC, a Nevada limited liability company
95.	TOWER C, LLC, a Nevada limited liability company
96.	VDARA CONDO HOTEL, LLC, a Nevada limited liability company
97.	VENDIDO, LLC, a Nevada limited liability company
98.	VIDIAD, a Nevada corporation
99.	VINTAGE LAND HOLDINGS, LLC, a Nevada limited liability company

[The remainder of this page is intentionally left blank. Signature on the following page.]

[Signature Page to Underwriting Agreement (Guarantors)]

By:	/s/ Jessica Cunningham
Name: Jessica Cunningham
Title: Assistant Secretary, Authorized Officer or Attorney in Fact, of each of the foregoing

[Signature Page to Underwriting Agreement (Guarantors)]

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC.

By:	Reagan Philipp
Name: Reagan Philipp
Title: Managing Director

For itself and as Representative of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement (Representative)]

Schedule A

Underwriters

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$112,069,000
J.P. Morgan Securities LLC	$112,069,000
Barclays Capital Inc.	$49,138,000
BNP Paribas Securities Corp.	$49,138,000
Citigroup Global Markets Inc.	$49,138,000
Citizens JMP Securities, LLC	$49,138,000
Deutsche Bank Securities Inc.	$49,138,000
Fifth Third Securities, Inc.	$49,138,000
Morgan Stanley & Co. LLC	$49,138,000
Scotia Capital (USA) Inc.	$49,138,000
SMBC Nikko Securities America, Inc.	$49,138,000
Truist Securities, Inc.	$49,138,000
Goldman Sachs & Co. LLC	$29,310,000
PNC Capital Markets LLC	$29,310,000
U.S. Bancorp Investments, Inc.	$29,310,000
Wells Fargo Securities, LLC	$29,310,000
CBRE Capital Advisors, Inc.	$8,621,000
Valtus Capital Group, LLC	$8,621,000

Total	$850,000,000

Schedule A

Schedule B-1

MGM RESORTS INTERNATIONAL

$850,000,000 OF 6.125% SENIOR NOTES DUE 2029

1. The initial offering price for the Notes shall be 100.000% of the principal amount thereof, plus accrued interest, if any, from the date of issuance. After the initial offering, the offering price may be changed.

2. The purchase price to be paid to the Company by the Underwriters for the Notes shall be 99.014 % of the principal amount thereof plus accrued interest, if any, from the date of issuance.

3. The interest rate on the Notes shall be 6.125% per annum.

Schedule B-1

Schedule B-2

The pricing supplement listed on Schedule C

Schedule B-2

Schedule C

Pricing Supplement

[See Attached]

Schedule C

Free Writing Prospectus	Filed pursuant to Rule 433 under the Securities Act
(To the Preliminary Prospectus	Registration Statement No. 333-277326
Supplement dated September 3, 2024)

$850,000,000

Term Sheet

6.125% Senior Notes due 2029

Pricing Term Sheet dated September 3, 2024 to the Preliminary Prospectus Supplement of MGM Resorts International dated September 3, 2024. This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information therein to the extent it is inconsistent. Financial information presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by changes described herein, and the use of proceeds with respect to the increased amount referred to herein will be as described herein. Capitalized terms used in this Pricing Term Sheet but not defined have the meanings given to them in the Preliminary Prospectus Supplement.

Issuer:	MGM Resorts International (the “Issuer”)

Offering Size:	$850,000,000 aggregate principal amount, which constitutes an increase of $175,000,000 from the Preliminary Prospectus Supplement

Title of Securities:	6.125% Senior Notes due 2029 (the “Notes”)

Maturity:	September 15, 2029

Offering Price:	100.000%, plus accrued interest, if any, from September 17, 2024

Coupon:	6.125%

Yield to Maturity:	6.125%

Gross Proceeds:	$850,000,000

Net Proceeds to Issuer before Estimated Expenses:	$841,619,000

Interest Payment Dates:	March 15 and September 15, commencing March 15, 2025

Record Dates:	March 1 and September 1

Optional Redemption:	On and after September 15, 2026, the Issuer may on any one or more occasions redeem the Notes, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable date of redemption, if redeemed during the twelve- month period beginning on September 15 of each of the years indicated below:

Year	Price
2026	103.063%
2027	101.531%
2028 and thereafter	100.000%

In addition, the Issuer may redeem the Notes at its election, in whole or in part, at any time prior to September 15, 2026, at a redemption price equal to the greater of:

• 100% of the principal amount of the Notes to be redeemed; or

•  (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on September 15, 2026) on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the date of redemption.

plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

Prior to September 15, 2026, the Issuer may also on any one or more occasions redeem in the aggregate up to 40% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes under the Indenture) with the net cash proceeds of one or more Equity Offerings, at a redemption price equal to 106.125% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the applicable date of redemption; provided that: (1) at least 50% of the original aggregate principal amount of the Notes remains outstanding after each such redemption; and (2) such redemption occurs within 120 days after the closing of such Equity Offering.

Use of Proceeds:	We intend to use the net proceeds from this offering to (i) repay indebtedness, including our outstanding 5.75% senior notes due 2025, and (ii) pay transaction-related fees and expenses, with the remainder for general corporate purposes. This Pricing Term Sheet shall not constitute a notice of redemption with respect to the 5.75% senior notes due 2025. Any such notice of redemption will be delivered in accordance with the indenture governing the 5.75% senior notes due 2025.

Pending such use, we may invest the net proceeds in short-term interest- bearing accounts, securities or similar investments.

Joint Book-Running Managers:	BofA Securities, Inc. J.P. Morgan Securities LLC Barclays Capital Inc. BNP Paribas Securities Corp. Citigroup Global Markets Inc. Citizens JMP Securities, LLC

Deutsche Bank Securities Inc. Fifth Third Securities, Inc. Morgan Stanley & Co. LLC Scotia Capital (USA) Inc. SMBC Nikko Securities America, Inc. Truist Securities, Inc.

Co-Managers:	Goldman Sachs & Co. LLC PNC Capital Markets LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC CBRE Capital Advisors, Inc. Valtus Capital Group, LLC

Trade Date:	September 3, 2024

Settlement Date:	September 17, 2024 (T+10)

The settlement date of the Notes is expected to be September 17, 2024, the tenth business day following the trade date (such settlement date being referred to as “T+10”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the initial T+10 settlement may be required, by virtue of the fact that the Notes initially will settle on a delayed basis, to specify an alternate settlement, and such purchasers should consult their own advisor.

Distribution:	SEC Registered Offering

CUSIP Number:	552953 CK5

ISIN Number:	US552953CK50

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting the Next-Generation EDGAR System on the SEC web site at www.sec.gov. Alternatively, the Issuer or any underwriter will arrange to send you the prospectus if you request it from BofA Securities, Inc. at dg.prospectus_requests@bofa.com or by calling 1-800-294-1322 (toll-free).

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

Exhibit A

Opinion matters covered by

Milbank LLP,

counsel to the Company

A-1

Exhibit B

Opinion matters covered by Butler Snow LLP,

Nevada counsel to the Company

B-1

Exhibit C

Opinion matters covered by Fox Rothschild LLP,

New Jersey counsel to the Company

C-1

Exhibit D

Opinion matters covered by Dickinson Wright PLLC,

Michigan counsel to the Company

D-1

Exhibit E

Opinion matters covered by Butler Snow LLP,

Mississippi counsel to the Company

E-1

Exhibit F

Opinion matters covered by Ice Miller LLP

Ohio counsel to the Company

F-1

Exhibit G

Opinion matters covered by Cahill Gordon & Reindel LLP

G-1